Exhibit 21

Subsidiaries of the Registrant

Parent

Alaska Pacific Bancshares, Inc.

Percentage                                            Jurisdiction or
Subsidiaries (a)                                                                               of Ownership                                      State of Incorporation

Alaska Pacific Bank                                                                            100%                                                     United States

(a)	The operation of the Company’s wholly owned subsidiary is included in the Company’s Consolidated Financial Statements contained in Item 8 of this report on Form 10-K.